Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the registration statement on Form S-1 (File No. 333-185470) (the “Registration Statement”) of our report dated March 18, 2014 relating to the consolidated financial statements of Micronet Enertec Technologies Inc.

We also consent to the reference to us under the caption “Experts” in the Registration Statement and the related prospectus.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
June 11, 2014